Exhibit 10.3

XL HYBRIDS, INC.

2010 EQUITY INCENTIVE PLAN

XL HYBRIDS, INC.

2010 EQUITY INCENTIVE PLAN

7.4	Effect of Change in Control	11
7.5	Treatment of Dividends	12
7.6	Delivery of Stock	12
7.7	Right of First Refusal	12
7.8	Transfer Restrictions	12

ARTICLE 8 – TERMINATION AND AMENDMENT		12
8.1	Termination and Amendment	12
8.2	Effect on Grantee’s Rights	13

ARTICLE 9 – MISCELLANEOUS		13
9.1	Stock Certificates	13
9.2	Relationship to Other Compensation Plans	13
9.3	Replacement or Amended Grants	14
9.4	Escrow; Pledge of Stock	14
9.5	No Limitation on Future Actions	14
9.6	Employment Rights	14
9.7	Plan Binding on Successors	14
9.8	Singular, Plural; Gender	14
9.9	Headings	14
9.10	Interpretation	15

EXHIBIT A (Sample Form of Stock Option Agreement)		xvi

SCHEDULE A (Option Terms)		xxii

SCHEDULE B (Notice of Exercise)		xxiv

EXHIBIT B (Sample Form of Restricted Stock Agreement)		xxv

XL HYBRIDS, INC.

2010 EQUITY INCENTIVE PLAN

241,714 Shares of Common Stock

Effective October         , 2010

ARTICLE 1

DEFINITIONS

As used in this Plan, the following terms have the following meanings unless the context clearly indicates to the contrary:

“Applicable Laws” means the requirements relating to the administration of stock option and restricted stock plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Restricted Stock are granted under this Plan.

“Award” means a grant of Restricted Stock.

“Board” means the Board of Directors of the Company.

“Cause” shall have the meaning as set forth in any Stock Option Agreement or Award. In the absence of a definition in any such agreement, “Cause” shall mean:

(i) with respect to the Company or any Subsidiary that employs the recipient of an Award or Option (the “recipient”) or for which such recipient primarily performs services, the commission by the recipient of an act of fraud, embezzlement, theft or proven dishonesty, or any other illegal act or practice (whether or not resulting in criminal prosecution or conviction), or any act or practice that the Committee shall, in good faith, deem to have resulted in the recipient’s becoming un-bondable under the Company’s or the Subsidiary’s fidelity bond;

(ii) the willful engaging by the recipient in misconduct that the Committee deems, in good faith, to be materially injurious to the Company or any Subsidiary, monetarily or otherwise (including, but not limited to, improperly disclosing trade secrets or other confidential or sensitive business information and data about the Company or any subsidiaries, competing with the Company or its subsidiaries, or soliciting employees, consultants or customers of the Company in violation of law or any employment or other agreement to which the recipient is a party); or

(iii) the willful and continued failure or habitual neglect by the recipient to perform his or her duties with the Company or any Subsidiary substantially in accordance with the operating and personnel policies and procedures of the Company or any Subsidiary generally applicable to all their employees and/or consultants. For purposes of this Plan, no act or failure to act by the recipient shall be deemed “willful” unless done or omitted to be done by the recipient not in good faith and without reasonable belief that the recipient’s action or omission was in the best interest of the Company and/or any Subsidiary.

Notwithstanding the foregoing, if the recipient has entered into an employment agreement that is binding as of the date of employment termination, and if such employment agreement defines “Cause,” then the definition of “Cause” in such agreement shall apply to the recipient in this Plan. Whether “Cause” exists under either (i), (ii) or (iii) in any particular circumstance shall be determined by the Committee.

“Change of Control” means any of the following:

(a) a sale, lease, or other disposition of all or substantially all of the assets of the Company other than to a wholly-owned Subsidiary or a parent entity which owns all of the outstanding shares of the Company;

(b) any consolidation or merger of the Company with or into any other corporation or other entity or person or any other corporate reorganization, other than any such consolidation, merger, or reorganization in which the stockholders of the Company immediately prior to such consolidation, merger, or reorganization continue to hold at least 50% of the voting power of the surviving entity in substantially the same proportions (or, if the surviving entity is a wholly-owned subsidiary, its parent) immediately after such consolidation, merger, or reorganization;

(c) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred; provided, however, that that an “Acquisition” shall not include any transaction or series of transactions (y) principally for bona fide equity financing purposes in which cash is received by the Company or any successor, or indebtedness of the Company is cancelled or converted or a combination thereof, and no pre-existing stockholder of the Company sells or transfers a material portion of their shares in such transaction or (z) transferring voting power or equity ownership from a stockholder to such stockholder’s Affiliate(s), such that the total amount of equity ownership or voting power held by such stockholder and its Affiliates shall in the aggregate be the same before and after the transaction; or

(d) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

“Code” means the United States Internal Revenue Code of 1986, as amended, including effective date and transition rules (whether or not codified). Any reference in this Plan to a specific section of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Committee” means the compensation committee of the Board, or any other committee of at least two (2) Directors appointed from time to time by the Board having the duties and authority provided in this Plan in addition to any other authority granted by the Board. At any time that the Board shall not have appointed a committee as described above, any reference in this Plan to the Committee means the Board.

“Company” means XL Hybrids, Inc., a Delaware corporation.

“Consultant” means any person, including entities and advisors, engaged by the Company or a Parent or Subsidiary to render services to such entity.

“Director” means a member of the Board.

“Discount Option” means any option the Exercise Price of which is less than the Fair Market Value of the Stock on the date of grant of such option.

“Domestic Relations Order” shall have the meaning provided in the Code or in the Employee Retirement Income Security Act of 1974, or the rules and regulations promulgated under the Code or such Act.

“Effective Date” means October , 2010.

“Employee” means any person who is an employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary. An Officer or Director who meets the foregoing definition is an Employee. An Employee shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, any Subsidiary, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient, by itself, to constitute “employment” by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference in this Plan to a specific section of the Exchange Act shall be deemed to include a reference to any corresponding provision of future law.

“Exercise Price” means the price at which an Optionee may purchase a share of Stock under a Stock Option Agreement.

“Fair Market Value” means, as of any date, the value of a share of Stock determined by the Committee in compliance with Section 409A of the Code or in the case of an Incentive Stock Option, in compliance with Section 422 of the Code.

“Grantee” means a person who is an Optionee or a person who has received an Award of Restricted Stock.

“Incentive Stock Option” means an option to purchase any Stock that complies with and is subject to the terms, limitations and conditions of Section 422 of the Code and any regulations promulgated with respect to that Section of the Code.

“Nonqualified Stock Option” means an option which is not an Incentive Stock Option.

“Officer” means a person who constitutes an officer of the Company for the purposes of Section 16 of the Exchange Act, as determined by reference to such Section 16 and applicable SEC rules, regulations, and interpretative or “no-action” positions, as the same may be in effect or provided from time to time, and to applicable judicial decisions.

“Option” means an option, whether or not an Incentive Stock Option, to purchase Stock granted pursuant to Article 6 of this Plan.

“Optionee” means a person to whom an Option has been granted under this Plan.

“Outside Director” has the meaning provided in Section 162(m) of the Code.

“Parent” means any corporation which is a parent corporation with respect to the Company within the meaning of Code Section 424(e).

“Permanent and Total Disability” shall have the same meaning as given to that term by Code Section 22(e)(3) and any regulations or rulings promulgated under that Section of the Code.

“Plan” means this XL Hybrids, Inc. 2010 Equity Incentive Plan.

“Purchasable” shall refer to Stock that is vested and may be purchased by an Optionee under the terms of this Plan on or after a certain date or the happening of a certain event specified in the applicable Stock Option Agreement.

“Restricted Stock” means Stock issued, subject to restrictions, to a Grantee pursuant to Article 7 of this Plan.

“Restricted Stock Agreement” means the agreement setting forth the terms of an Award, and executed by a Grantee as provided in Section 7.1 of this Plan, a sample form of which is attached to this Plan as Exhibit B (which form may be varied by the Committee in granting an Award).

“SEC” means the United States Securities and Exchange Commission.

“Section 16 Insider” means any person who is subject to the provisions of Section 16 of the Exchange Act, as provided in Rule 16a-2 promulgated pursuant to the Exchange Act.

“Specified Employee” has the meaning set forth in Code Section 409A(a)(2)(B)(i).

“Stock” means the common stock, par value $0.001 per share, of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different stock or securities of the Company or some other entity, such other stock or securities; provided, however, that with respect to any Nonqualified Stock Options, such other stock must be common stock and meet the requirements of Section 1.409A-1(b)(5)(iii) of the Treasury Regulations.

“Stock Option Agreement” means an agreement between the Company and an Optionee under which the Optionee may purchase Stock under this Plan, a sample form of which is attached to this Plan as Exhibit A (which form may be varied by the Committee in granting an Option).

“Subsidiary” means any corporation which is a subsidiary corporation with respect to the Company within the meaning of Code Section 424(f).

“Treasury Regulations” means regulations promulgated by the United States Department of Treasury pursuant to the Code, as amended, including proposed or temporary regulations as applicable.

ARTICLE 2

THE PLAN

2.1 Name. This Plan shall be known as the “XL Hybrids, Inc. 2010 Equity Incentive Plan.”

2.2 Purpose. The purpose of this Plan is to advance the interests of the Company, its Subsidiaries, and its stockholders by affording certain Employees, Officers, Directors and Consultants of the Company and its Subsidiaries an opportunity to acquire or increase their proprietary interests in the Company. The objective of the issuance of Options and Awards is to promote the growth and profitability of the Company and its Subsidiaries because the Grantees will be provided with an additional incentive to achieve the Company’s objectives through participation in its success and growth and will be encouraged to continue their association with or service to the Company and its Subsidiaries.

2.3 Effective Date. The Plan shall become effective on the Effective Date defined in Article 1 or, if later, the date it is duly adopted by the Board.

2.4 Stockholder Approval. If, at the time of the adoption of, or any amendment to, this Plan, stockholder approval is required by the Code to qualify Options which are intended to be Incentive Stock Options as such, and such stockholder approval has not been obtained (or is not obtained within 12 months of adoption of the Plan or of the amendment to the Plan), any Options granted as Incentive Stock Options under this Plan shall be valid in accordance with their terms, except that they shall be treated for all purposes hereunder as Nonqualified Stock Options.

ARTICLE 3

PARTICIPANTS

The class of persons eligible to participate in this Plan shall consist of all Directors, Officers, Employees, and Consultants (including but not limited to executive personnel) of the Company or any Subsidiary whose participation in this Plan the Committee determines to be in the best interests of the Company.

ARTICLE 4

ADMINISTRATION

4.1 Duties and Powers of the Committee.

(a) The Plan shall be administered by the Board or by a Committee. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant awards under this Plan to eligible persons who are either (i) not then “covered employees” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such award; (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code; and/or (iii) not then subject to Section 16 of the Exchange Act (with respect to the Company or any of its Subsidiaries).

If the Board has appointed a Committee, the Board may abolish the Committee at any time and re-vest in the Board the administration of this Plan. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it may deem necessary. The Committee shall have the power to act by unanimous written consent in lieu of a meeting, and to meet by telephone or other means of communication through which each participating member may communicate with and receive communications from all other participating members. In administering this Plan, the Committee’s actions and determinations shall be binding on all interested parties.

(b) The Committee shall have the power to grant Options or Awards in accordance with the provisions of this Plan and may grant Options and Awards singly, in combination, or in tandem. Subject to the provisions of this Plan, the Committee shall have the discretion and authority to determine those individuals to whom Options or Awards will be granted, the number of shares of Stock subject to each Option or Award, such other matters as are specified in this Plan, and any other terms and conditions of a Stock Option Agreement or Restricted Stock Agreement. To the extent not inconsistent with the provisions of this Plan, the Committee may give a Grantee an election to surrender an Option or Award in exchange for the grant of a new Option or Award, and shall have the authority to amend or modify an outstanding Stock Option Agreement or Restricted Stock Agreement, or to waive any provision of it, provided that the Grantee consents to such action.

4.2 Interpretation; Rules. Subject to the express provisions of this Plan, the Committee also shall have complete authority to interpret this Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement or Restricted Stock Agreement, and to make all other determinations necessary or advisable for the administration of this Plan, including, without limitation, (a) amending or altering this Plan and any Options or Awards granted under this Plan as may be required to comply with or to conform to any Applicable Laws, which action may be taken without the consent of the Grantee, notwithstanding any other provision herein, and (b) providing that a Stock Option Agreement or Restricted Stock Agreement may be evidenced and signed in electronic form and that an Option may be exercised and any other notice may be given electronically, in each case in compliance with Applicable Laws.

4.3 No Liability. Neither any member of the Board nor any member of the Committee shall be liable to any person for any act or determination made in good faith with respect to this Plan or any Option or Award granted under this Plan.

4.4 Company Assistance. The Company shall supply full and timely information to the Committee on all matters relating to eligible persons, their employment, death, retirement, disability, or other termination of employment, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

ARTICLE 5

SHARES OF STOCK SUBJECT TO PLAN

5.1 Limitations. The maximum number of shares of Stock that may be issued under this Plan shall be 241,714, which shall be adjusted for any stock splits, stock dividends, or similar recapitalizations which change the aggregate number of shares of Stock which are issued and outstanding. Any or all shares of Stock subject to this Plan may be issued in any combination of Incentive Stock Options, Nonqualified Stock Options, and Restricted Stock. Shares subject to an Option or issued as an Award may be either authorized and unissued shares or shares issued and later acquired by the Company. At all times the Company shall reserve and keep available a sufficient number of shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan.

5.2 Reissuance of Acquired Shares. The shares covered by any unexercised portion of an Option or Award that has terminated for any reason, or any forfeited portion of an Option or Award, and shares of Stock tendered to the Company in payment of the Exercise Price may again be issued pursuant to an Option or Award under this Plan, and such shares shall not be considered as having been issued in computing the number of shares of Stock remaining available for issuance under this Plan. If shares of Restricted Stock are repurchased by the Company at their original purchase price, those shares shall become available for future grant under this Plan. Notwithstanding the provisions of this Section 5.2, no reacquired shares may again be issued pursuant to this Plan if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Code Section 422.

ARTICLE 6

OPTIONS

6.1 Types of Options Granted. The Committee may, under this Plan, grant either Incentive Stock Options or Nonqualified Stock Options. Within the limitations provided in this Plan, both types of Options may be granted to the same person at the same time or at different times or under different terms and conditions, as long as the terms and conditions of each Option are consistent with the provisions of this Plan. Without limitation of the foregoing, Options may be granted subject to conditions based on the financial performance of the Company or any other factor the Committee deems relevant.

6.2 Option Grant and Agreement. Each Option granted under this Plan shall be evidenced by minutes of a meeting or the written consent of the Committee (or its delegate(s) as permitted by Section 4.1(a)) and by a written Stock Option Agreement executed by the Company and the Optionee. The terms of the Option, including the Option’s duration, time or times of exercise, exercise price, and whether the Option is intended to be an Incentive Stock Option, shall be stated in the Stock Option Agreement. No Incentive Stock Option may be granted more than 10 years after the date this Plan is approved by the Company’s stockholders. Separate Stock Option Agreements may be used for Options intended to be Incentive Stock Options and those not so intended, but any failure to use such separate agreements shall not invalidate, or otherwise adversely affect the Optionee’s interest in, the Options evidenced thereby.

6.3 Optionee Limitation. The Committee shall not grant an Incentive Stock Option to any person who, at the time the Incentive Stock Option is granted:

(a) is not an Employee of the Company or any of its Subsidiaries; or

(b) owns or is considered to own stock possessing at least 10% of the total combined voting power of all classes of stock of the Company or any of its Parents or Subsidiaries; provided, however, that this limitation shall not apply if at the time an Incentive Stock Option is granted the Exercise Price is at least 110% of the Fair Market Value of the Stock subject to such Option and such Option by its terms would not be exercisable after 5 years from the date on which the Option is granted. For purposes of this subsection (b), only common stock of the Company and its Parents and Subsidiaries owned by the Optionee at the time of grant will be considered in the 10% owner calculation. A person shall be considered to own: (i) the stock owned, directly or indirectly, by or for his or her brothers and sisters (whether by whole or half blood), spouse, ancestors and lineal descendants and (ii) the stock owned directly or indirectly, by or for a corporation, partnership, estate, or trust in proportion to such person’s stock interest, partnership interest or beneficial interest therein.

6.4 $100,000 Limitation. Except as provided below, the Committee shall not grant an Incentive Stock Option to, or modify the exercise provisions of outstanding Incentive Stock Options held by, any person who, at the time the Incentive Stock Option is granted (or modified), would thereby receive or hold Incentive Stock Options of the Company and any Parent or Subsidiary of the Company such that the aggregate Fair Market Value (determined as of the respective dates of grant or modification of each Option) of the Stock with respect to which such Incentive Stock Options are exercisable for the first time during any calendar year is in excess of $100,000 (or such other limit as may be prescribed by the Code from time to time); provided that the foregoing restriction shall not preclude the Committee from modifying an outstanding Incentive Stock Option if, as a result of such modification and with the consent of the Optionee, such Option no longer constitutes an Incentive Stock Option; and provided that if the $100,000 limitation (or such other limitation prescribed by the Code) described in this Section 6.4 is exceeded, the Incentive Stock Option the granting or modification of which resulted in the exceeding of such limit shall be treated as an Incentive Stock Option up to the limitation and the excess shall be treated as a Nonqualified Stock Option.

6.5 Exercise Price. The Exercise Price of the Stock subject to each Option shall be determined by the Committee. Subject to the provisions of Section 6.3(b) of this Plan, the Exercise Price of an Incentive Stock Option shall not be less than the Fair Market Value of the Stock as of the date the Option is granted (or in the case of an Incentive Stock Option that is subsequently modified, on the date of such modification).

6.6 Exercise Period. The period for the exercise of each Option granted under this Plan shall be determined by the Committee, but the Stock Option Agreement with respect to each Incentive Stock Option shall provide that such Incentive Stock Option shall not be exercisable after the expiration of 10 years from the date of grant (or modification) of the Option. Further, any Discount Option must be exercised no later than March 15 of the year following the calendar year in which such option vests, unless the Stock Option Agreement provides for another permissible payment event for the exercise of such Option in accordance with Section 1.409A-3 of the Treasury Regulations and the Optionee properly and timely elects to defer exercise of the Option in accordance with the requirements of Section 1.409A-2 of the Treasury Regulations; provided, further, that no Specified Employee may exercise any Discount Option which vests due to such Specified Employee’s separation from service with the Company at any time within six months following the date of such separation from service, except that the personal representative of a Specified Employee who dies during such six-month period may exercise such Discount Option following the death of such Specified Employee and within the time period specified in the Stock Option Agreement for such Discount Option.

6.7 Option Exercise.

(a) Unless otherwise provided in the Stock Option Agreement or Section 6.6 of this Plan, an Option may be exercised at any time or from time to time during the term of the Option as to any or all full shares that have become Purchasable under the provisions of the Option, but not at any time as to fewer than 100 shares unless the remaining shares that have become Purchasable are fewer than 100shares, in which event the Option must be exercised for all shares which are then Purchasable. The Committee shall have the authority to prescribe in any Stock Option Agreement that the Option may be exercised only in accordance with a vesting schedule during the term of the Option.

(b) An Option shall be exercised by (i) delivery to the Company at its principal office (or, if the Committee so directs, to an administrator designated by the Committee at such administrator’s office) a written notice of exercise with respect to a specified number of shares of Stock and (ii) payment to the Company at that office of the full amount of the Exercise Price for such number of shares in accordance with Section 6.7(c).

(c) Payment for Stock purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Optionee by the Committee and where permitted by Applicable Laws:

(i) by cancellation of indebtedness of the Company to the Optionee;

(ii) by surrender of shares that either: (A) have been owned by the Optionee for more than 6 months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (B) were obtained by the Optionee in the public market;

(iii) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code;

(iv) by waiver of compensation due or accrued to the Optionee for services rendered;

(v) provided that a public market for the Company’s stock exists: (A) through a “same day sale” commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Stock so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Stock to forward the Exercise Price directly to the Company; or (B) through a “margin” commitment from the Optionee and a NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Stock to forward the Exercise Price directly to the Company; or

(vi) by any combination of the foregoing, or any other means approved by the Committee, including delivery of shares of the Company having a Fair Market Value equal in amount to the Exercise Price of the Shares and otherwise permitted under Applicable Laws.

(d) In addition to and at the time of payment of the Exercise Price, the Optionee shall pay to the Company in cash the full amount of any federal, state, and local income, employment, or other withholding taxes applicable to the taxable income of such Optionee resulting from such exercise. The Committee may allow Optionees to satisfy a portion of the foregoing withholding tax obligations by electing to have the Company withhold from the shares of Stock to be issued upon exercise of an Option that number of shares having a Fair Market Value equal to the minimum amount required to be withheld based on the statutory withholding rates for federal and state tax purposes that apply to supplemental taxable income. The Fair Market Value of the shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have shares withheld for this purpose shall be made in such form and under such conditions as the Committee may deem necessary or advisable.

(e) The holder of an Option shall not have any of the rights of a stockholder with respect to the shares of Stock subject to the Option until such shares have been issued and transferred to the Optionee upon the exercise of the Option.

6.8 Termination of Employment or Service. The Committee shall have the power to specify, with respect to the Options granted to a particular Optionee, the effect of termination of such Optionee’s employment or service under various circumstances upon such Optionee’s right to exercise an Option, which effect may include immediate or deferred termination of such Optionee’s rights under an Option, or acceleration of the date at which an Option may be exercised in full; provided, however, that in no event may an Incentive Stock Option be exercised after the expiration of 10 years from its date of grant; and provided further, that the exercise period for any Discount Option may not be accelerated except as permitted by Section 1.409A-3(j) of the Treasury Regulations, and may not be exercised later than the date as provided in Section 6.6. Unless a Stock Option Agreement specifically provides otherwise, in the event the recipient of an Option is terminated from his or her employment or other service to the Company or its Subsidiaries for Cause, Options, whether vested or unvested, granted to such person shall terminate immediately and shall not thereafter be exercisable.

6.9 Effect of Change in Control. If the Company engages in or enters into a binding agreement to engage in a transaction or series of transactions which constitutes a Change in Control, then the Committee, in its sole discretion, is hereby authorized to take any one or more of the following actions with respect to any Option (other than any Discount Option) granted or issued under this Plan if the Committee determines such action or actions are necessary or appropriate to facilitate such transaction or series of transactions:

(a) to provide for either the purchase of any such Option for an amount of cash equal to the amount that could have been obtained upon the exercise of such Option and sale of the underlying Stock had such Option been currently exercisable or the replacement of such Option with other rights or property of equivalent value selected by the Committee in its sole discretion;

(b) to provide that the vesting of such Option shall be accelerated and made fully exercisable at least 10 days before the effective date of the Change in Control, notwithstanding anything to the contrary in this Plan or the provisions of such Option;

(c) to provide that such Option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or be substituted for by similar options or rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(d) to provide that immediately prior to the effective date of the Change in Control, such Option shall not be exercisable and shall terminate.

With respect to any Discount Option, unless the terms of the Stock Option Agreement provide otherwise, in the event of any transaction or series of transactions which constitutes a Change in Control, such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in this Plan. Notwithstanding the foregoing, to the extent that the terms of any Stock Option Agreement provides for different rights or obligations, or different, more restrictive, or more expansive treatment of any Option in the event of a Change in Control, then such terms shall control.

6.10 Assumption of Options by the Company. Upon the determination of the Committee, in its sole discretion, the Company, from time to time, also may substitute or assume outstanding options granted by another company, whether in connection with an acquisition of such other company or otherwise, by either: (a) granting an Option under this Plan in substitution for such other company’s option; or (b) assuming such option as if it had been granted under this Plan if the terms of such assumed option could be applied to an Option granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed option would have been eligible to be granted an Option under this Plan if the other company had applied the rules of this Plan to such grant. If the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of shares of Stock issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). If the Company elects to grant a new Option rather than assuming an existing option, the new Option may be granted with a similarly adjusted Exercise Price.

6.11 Right of First Refusal. Upon the determination of the Committee, in its sole discretion, the Company, from time to time, also may provide in connection with any grant of an Option under this Plan that shares of Stock received in connection with an Option shall be subject to a right of first refusal pursuant to which the Company shall be entitled to purchase such shares of Stock in the event of a prospective sale of such shares of Stock, subject to such terms and conditions as the Committee may specify at the time of grant or (if permitted by the Option Agreement) thereafter, and subject to such other terms and conditions as the Committee may specify at the time of grant.

6.12 Transfer Restrictions. In addition to any restrictions set forth herein (unless otherwise specified in the Option Agreement), Any shares of Stock issued pursuant to an Option shall be subject to such transfer restrictions as may be set forth in the Option Agreement (including the requirement that any shares of Stock acquired prior to such time as such shares of Stock are registered under the Securities Act or an exemption therefrom is available, be assigned and subject to a voting trust with terms determined by the Committee).

ARTICLE 7

RESTRICTED STOCK

7.1 Awards of Restricted Stock. The Committee may grant Awards of Restricted Stock, each of which shall be governed by a Restricted Stock Agreement between the Company and the Grantee. Each Restricted Stock Agreement shall contain such restrictions, terms, and conditions as the Committee may, in its discretion, determine, and may require that an appropriate legend be placed on the certificates evidencing the subject Restricted Stock. Shares of Restricted Stock granted pursuant to an Award under this Plan shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted, provided that the Grantee has executed the Restricted Stock Agreement governing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents that the Committee may require as a condition to the issuance of such shares. If a Grantee fails to execute the foregoing documents within any time period prescribed by the Committee, the Award shall be void. At the discretion of the Committee, shares issued in connection with an Award may be held by the Company for the account of the Grantee or deposited together with the stock powers with an escrow agent designated by the Committee. Unless the Committee determines otherwise and as provided in the Restricted Stock Agreement, upon issuance of the shares, the Grantee shall have all of the rights of a stockholder with respect to such shares, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares.

7.2 Lapse of Restrictions. Restrictions upon Restricted Stock awarded under this Plan shall lapse at such time or times and on such terms and conditions as the Committee may, in its discretion, determine at the time the Award is granted or thereafter, provided there is no acceleration.

7.3 Termination of Employment or Service. The Committee shall have the power to specify, with respect to each Award granted to any particular Grantee, the effect upon such Grantee’s rights with respect to such Restricted Stock of the termination of such Grantee’s employment or service under various circumstances, which effect may include immediate or deferred forfeiture of such Restricted Stock or acceleration of the date at which any then-remaining restrictions shall lapse. Unless a Restricted Stock Agreement specifically provides otherwise, in the event the recipient of an Award is terminated from his or her employment or other service to the Company or its Subsidiaries for Cause, Awards, whether vested or unvested, granted to such person shall terminate immediately and shall not thereafter be exercisable.

7.4 Effect of Change in Control. If the Company engages in or enters into a binding agreement to engage in a transaction or series of transactions which constitutes a Change in Control, then the Committee, in its sole discretion, is hereby authorized to take any one or more of the following actions with respect to any shares of Restricted Stock granted or issued under this Plan which would not vest in accordance with their terms absent this provision as of the effective date of the Change in Control, if the Committee determines such action or actions are necessary or appropriate to facilitate such transaction or series of transactions:

(a) to provide for either the purchase of any such Restricted Stock for an amount of cash equal to the amount that could have been obtained upon the realization of the Grantee’s rights as if such Restricted Stock had been fully vested or the replacement of such Restricted Stock with other rights or property or equivalent value selected by the Committee in its sole discretion;

(b) to provide that the vesting of such Restricted Stock shall be accelerated and all restrictions thereon shall lapse at least 10 days before the effective date of the Change in Control, notwithstanding anything to the contrary in this Plan or the provisions of such Restricted Stock Agreement; and

(c) to provide that such Restricted Stock be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or be substituted for by similar rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

Notwithstanding the foregoing, to the extent that the terms of any Restricted Stock Agreement provides for different rights or obligations, or different, more restrictive, or more expansive treatment of any Award in the event of a Change in Control, then such terms shall control.

7.5 Treatment of Dividends. At the time an Award of Restricted Stock is made, the Committee may, in its discretion, determine that the payment to the Grantee of any dividends, or a specified portion of them, declared or paid on such Restricted Stock shall be (a) deferred until the lapsing of the relevant restrictions and (b) held by the Company for the account of the Grantee until such lapsing. In the event of such deferral, there shall be credited at the end of each year (or portion of it) interest on the amount of the account at the beginning of the year at a rate per annum determined by the Committee. Payment of deferred dividends, together with interest on those dividends, shall be made upon the lapsing of restrictions imposed on such Restricted Stock, and any dividends deferred (together with any interest on those dividends) with respect to Restricted Stock shall be forfeited upon any forfeiture of such Restricted Stock.

7.6 Delivery of Stock. Except as provided otherwise in Article 8 below, within a reasonable period of time following the lapse of the restrictions on shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Stock and such Stock shall be free of all restrictions under this Plan.

7.7 Right of First Refusal. Upon the determination of the Committee, in its sole discretion, the Company, from time to time, also may provide in connection with any grant of an Award under this Plan that shares of Stock received in connection with an Award shall be subject to a right of first refusal pursuant to which the Company shall be entitled to purchase such shares of Stock in the event of a prospective sale of such shares of Stock, subject to such terms and conditions as the Committee may specify at the time of grant or (if permitted by the Restricted Stock Agreement) thereafter, and subject to such other terms and conditions as the Committee may specify at the time of grant.

7.8 Transfer Restrictions. In addition to any restrictions set forth herein (unless otherwise specified in the Restricted Stock Agreement), any shares of Stock issued pursuant to an Award shall be subject to such transfer restrictions as may be set forth in the Restricted Stock Agreement (including the requirement that any shares of Stock acquired prior to such time as such shares of Stock are registered under the Securities Act or an exemption therefrom is available, be assigned and subject to a voting trust with terms determined by the Committee).

ARTICLE 8

TERMINATION AND AMENDMENT

8.1 Termination and Amendment. The Board may at any time terminate this Plan, and may at any time and from time to time and in any respect amend this Plan; provided, however, that the Board (unless its actions are approved or ratified by the stockholders of the Company within twelve months of the date that the Board amends this Plan) may not amend this Plan to:

(a) increase the total number of shares of Stock issuable pursuant to this Plan, except as contemplated in Section 5.1;

(b) change the class of persons eligible to participate in this Plan; or

(c) otherwise materially increase the benefits accruing to participants under this Plan.

The Committee shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. Unless sooner terminated, the Plan shall terminate on the day before the 10th anniversary of the Effective Date hereof.

8.2 Effect on Grantee’s Rights. No termination, amendment, or modification of this Plan shall affect adversely a Grantee’s existing rights under a Stock Option Agreement or Restricted Stock Agreement without the consent of the Grantee or his legal representative, except an amendment or modification required to comply with Applicable Laws.

ARTICLE 9

MISCELLANEOUS

9.1 Stock Certificates. The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted under this Plan, or deliver any certificate for shares of Restricted Stock granted under this Plan, before fulfillment of all of the following conditions:

(a) the admission of such shares to listing on all stock exchanges on which the Stock is then listed;

(b) the completion of any registration or other qualification of such shares that the Committee shall deem necessary or advisable under any Applicable Laws;

(c) the obtaining of any approval or other clearance from any federal or state governmental agency or body that the Committee shall determine to be necessary or advisable;

(d) the execution of any agreement or document restricting the sale or other transfer of the shares which is required by the Committee with respect to other shares issued pursuant to this Plan; and

(e) the lapse of such reasonable period of time following the exercise of the Option as the Board from time to time may establish for reasons of administrative convenience.

Stock certificates issued and delivered to Grantees shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to Applicable Laws.

9.2 Relationship to Other Compensation Plans. The adoption of this Plan shall not affect any other stock option, incentive, or other compensation plans in effect for the Company or any of its Subsidiaries, nor shall the adoption of this Plan preclude the Company or any of its Subsidiaries from establishing any other form of incentive or other compensation plan for Employees or Directors of the Company or any of its Subsidiaries.

9.3 Replacement or Amended Grants. At the sole discretion of the Committee, and subject to the terms of this Plan, the Committee may modify outstanding Options or Awards or accept the surrender of outstanding Options or Awards and grant new Options or Awards in substitution for them. No modification of an Option or Award, however, shall adversely affect a Grantee’s existing rights under a Stock Option Agreement or Restricted Stock Agreement without the consent of the Grantee or his legal representative.

9.4 Escrow; Pledge of Stock. To enforce any restrictions on a Grantee’s shares of Stock, the Committee may require the Grantee to deposit all certificates representing shares of Stock, together with stock powers other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Grantee who is permitted to execute a promissory note as partial or full consideration for the purchase of Stock under this Plan will be required to pledge and deposit with the Company all or part of the Stock so purchased as collateral to secure the payment of the Grantee’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Grantee under the promissory note notwithstanding any pledge of the Grantee’s Stock or other collateral. In connection with any pledge of the Stock, the Grantee will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. In the discretion of the Committee, the Stock purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

9.5 No Limitation on Future Actions. Neither the existence of this Plan or any Stock Option Agreement or Restricted Stock Agreement shall affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, to pursue any merger or consolidation of the Company, to issue any stock or options, warrants or rights to purchase stock or to issue any bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or that are convertible into or exchangeable for Stock, to dissolve or liquidate the Company, to sell or transfer all or any part of its assets or business, or to take any other corporate act or proceeding, whether of a similar character or otherwise.

9.6 Employment Rights. Nothing in this Plan or in any Stock Option Agreement or Restricted Stock Agreement shall confer on any person any right to continue in the employ of the Company or any of its Subsidiaries, or shall interfere in any way with the right of the Company or any of its Subsidiaries to terminate such person’s employment at any time.

9.7 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.

9.8 Singular, Plural; Gender. Whenever used in this Plan, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

9.9 Headings. Headings of Articles and Sections of this Plan are inserted for convenience and reference and do not constitute part of this Plan.

9.10 Interpretation. With respect to Section 16 Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of this Plan or action by the administrators of this Plan fails to so comply, it shall be deemed void to the extent permitted by Applicable Laws and deemed advisable by the Committee. All provisions of this Plan are intended to, and shall be interpreted so as to, comply with all required provisions of Applicable Laws, including, without limiting the generality of the foregoing, the requirements of Section 409A of the Code.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit A to

XL Hybrids, Inc.

2010 Equity Incentive Plan

Sample Form of Stock Option Agreement

XL HYBRIDS, INC.

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”) is entered into as of this          day of _________, ____, by and between XL Hybrids, Inc., a Delaware corporation (the “Company”), and _______________________________ (the “Optionee”). Capitalized terms not defined in this Agreement have the meanings ascribed to them in the 2010 Equity Incentive Plan (the “Plan”) of the Company.

(1) Effective as of the Effective Date, the Board adopted the Plan and recommended that the Plan be approved by the Company’s stockholders.

(2) The Committee has granted the Optionee an Option to purchase the number of shares of the Company’s Stock provided below, and in consideration of the granting of that Option the Optionee intends to remain in the employ of the Company or continue to provide services to the Company.

(3) The Company and the Optionee desire to enter into a written agreement with respect to such Option in accordance with the Plan.

As an employment or service incentive and to encourage stock ownership, and also in consideration of the mutual covenants contained in this Agreement, the parties to this Agreement agree as follows:

1. Incorporation of Plan. This Option is granted pursuant to the provisions of the Plan and the terms and definitions of the Plan are incorporated into this Agreement by reference. A copy of the Plan has been delivered to the Optionee, who acknowledges receipt of the Plan.

2. Grant of Option. Subject to the terms, restrictions, limitations and conditions stated in this Agreement, the Company hereby evidences its grant to the Optionee, not in lieu of salary or other compensation, of the right and option to purchase all or any part of the number of shares of the Company’s Stock provided on Schedule A attached to this Agreement and incorporated into this Agreement by reference. The Option shall be exercisable in the amounts and at the time specified on Schedule A. The Option shall expire and shall not be exercisable on the date specified on Schedule A or on such earlier date as determined pursuant to Sections 8, 9, or 10 below. Schedule A states whether the Option is intended to be an Incentive Stock Option.

3. Purchase Price. The Exercise Price to be paid by the Optionee for the shares subject to this Option shall be as specified on Schedule A. If the Option is an Incentive Stock Option, the Exercise Price shall be an amount not less than the Fair Market Value of a share of Stock as of the date of grant.

4. Exercise Terms. The Optionee must exercise the Option for at least the lesser of 100 shares or the number of shares of Purchasable Stock as to which the Option remains unexercised. If this Option is not exercised with respect to all or any part of the shares subject to this Option before it expires, the shares with respect to which this Option was not exercised shall no longer be subject to this Option.

5. Option Non-Transferable. No Option shall be transferable by an Optionee other than by will or the laws of descent and distribution or, in the case of Nonqualified Stock Options, pursuant to a Domestic Relations Order. During the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee’s guardian or legal representative, should one be appointed).

6. Notice of Exercise of Option. This Option may be exercised by the Optionee, or by the Optionee’s administrators, executors or personal representatives, by a written notice (in substantially the form of the Notice of Exercise attached to the Plan as Schedule B) signed by the Optionee, or by such administrators, executors or personal representatives, and delivered or mailed to the Company as specified below to the attention of the President or such other officer as the Company may designate. Any such notice shall (a) specify the number of shares of Stock that the Optionee or the Optionee’s administrators, executors or personal representatives, as the case may be, then elect to purchase under the Plan, (b) contain such information as may be reasonably required pursuant to Section 13 below, and (c) as authorized by the Committee, be accompanied by a form of payment permitted under the Plan of the Exercise Price for the shares of Stock being purchased and executed copies of any documents required in accordance with Section 9.1 of the Plan. Upon receipt of any such notice and accompanying payment and documents, and subject to the terms of this Agreement and the Plan, the Company agrees to issue to the Optionee or the Optionee’s administrators, executors or personal representatives, as the case may be, stock certificates for the number of shares specified in such notice registered in the name of the person exercising this Option.

7. Adjustment in Option. The number of shares subject to this Option, the Exercise Price and other matters are subject to adjustment during the term of this Option in accordance with Section 5.1 of the Plan.

8. Termination of Employment or Service.

(a) Except as otherwise specified in Schedule A, in the event of the termination of the Optionee’s employment or service with the Company or any of its Subsidiaries, other than a termination that is either (i) for Cause, (ii) voluntary on the part of the Optionee and without written consent of the Company, or (iii) due to the Optionee’s death or Permanent and Total Disability, the Optionee may exercise this Option at any time within three months after such termination to the extent of the number of shares that were Purchasable under this Agreement at the date of such termination.

(b) Except as specified in Schedule A, in the event of a termination of the Optionee’s employment or service with the Company or any of its Subsidiaries that is either (i) for Cause or (ii) voluntary on the part of the Optionee and without the written consent of the Company, this Option, to the extent not previously exercised, shall terminate immediately and shall not thereafter be or become exercisable.

9. Permanent and Total Disability of Optionee. In the event of termination of employment or service because of the Optionee’s Permanent and Total Disability, the Optionee (or his or her personal representative) may exercise this Option within a period ending on the earlier of (a) the last day of the one-year period following the determination of the Optionee’s Permanent and Total Disability or (b) the expiration date of this Option, to the extent of the number of shares that were Purchasable under this Agreement at the date of such termination.

10. Death of Optionee. Except as otherwise provided in Schedule A with respect to the rights of the Optionee upon termination of employment or service under Section 8(a) above, in the event of the Optionee’s death while employed by or engaged to provide services to the Company or any of its Subsidiaries or within three months after a termination of such employment or service (if such termination was neither (i) for Cause nor (ii) voluntary on the part of the Optionee and without the written consent of the Company), the heirs, executors or personal representatives of the Optionee or persons to whom all or a portion of this Option is transferred in accordance with Section 5 may exercise this Option at any time within a period ending on the earlier of (a) the last day of the one-year period following the Optionee’s death or (b) the expiration date of this Option. If the Optionee was employed by or engaged to provide services to the Company at the time of death, this Option may be so exercised to the extent of the number of shares that were Purchasable under this Agreement at the date of Optionee’s death. If the Optionee’s employment or service terminated prior to his or her death, this Option may be exercised only to the extent of the number of shares covered by this Option that were Purchasable under this Agreement at the date of such termination.

11. Section 280G Cutback. Notwithstanding anything contained herein to the contrary, if it is determined that the aggregate amount of payments or benefits to be made or provided to Optionee under this Agreement, when considered together with any other amounts payable to Optionee as a result of a Change in Control, cause such benefits or payments to be treated as “excess parachute payments” within the meaning of Section 280G of the Code, the Company shall reduce such payments or benefits to the least extent possible so that Optionee will not be subject to the imposition of tax under Section 4999 of the Code.

12. Date of Grant. This Option was granted by the Board of Directors of the Company on the date provided in Schedule A.

13. Compliance with Regulatory Matters. The Optionee acknowledges that the issuance of Stock of the Company is subject to limitations imposed by federal and state law and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Stock upon exercise of this Option that would cause the Company to violate any law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the SEC) having jurisdiction over the affairs of the Company. The Optionee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Stock complies with the provisions described by this Section 13.

14. Restriction on Disposition of Stock Acquired Upon Exercise of Incentive Stock Option. The Stock acquired pursuant to the exercise of an Incentive Stock Option shall not be transferred by the Optionee except pursuant to the Optionee’s will, or the laws of descent and distribution, until the date that is the later of two years after the grant of such Incentive Stock Option or one year after the transfer of the shares to the Optionee pursuant to the exercise of such Incentive Stock Option.

15. Company Right of First Refusal.

(a) All shares of Stock purchased upon exercise of this option shall be subject to the following right of first refusal until immediately prior to the consummations of the first public offering by the Company of its Stock pursuant to an offering registered under the Securities Act of 1933 (an “Initial Public Offering”).

(b) The Optionee, including his or her heirs, assigns, executors, or administrators, or recipient of shares of Stock by other than a sale subject to this right of first refusal and his desiring to sell any shares of Stock (the “Seller”) shall first offer such shares to the Company in the following manner: the Seller shall notify the President of the Company in writing of the Seller’s desire to sell the Shares, which notice shall contain the price and terms at which the Seller is willing to sell and the name of the proposed purchaser. All such offers must require payment in cash, and must allow the Company at least forty-five (45) days from the receipt of such notification in which to consummate the purchase. The Company shall have thirty (30) days after receipt of such notification by the President either to accept or to reject the offer. The Company shall have the right to purchase all, but not less than all, of the offered shares on the terms offered. Failure of the Company either to accept or reject the offer in writing within the 30-day period shall constitute a rejection of the offer. An acceptance by the Company shall be timely given if mailed by registered mail within the 30-day period to the most recent address of the record holder of the Shares in the stock records of the Company.

(c) In the event the Company rejects the offer, the Seller may, at any time during the period of sixty (60) days following such rejection, dispose of the offered shares upon the terms and conditions set forth in the notice to the President, but may not otherwise or thereafter do so without again complying with the foregoing rights of first refusal. In the event the Company accepts the offer, but fails to perform according to the terms of the offer, the Seller’s sole remedy shall be that the offered shares shall no longer be subject to the foregoing rights of first refusal.

No shares shall be transferred on the books of the Company unless the foregoing provisions have been complied with, but the Company, with the approval of the Board, may in any particular instance or instances waive these provisions with respect to any present or future sale, provided such waiver is in writing.

16. Company Repurchase Right.

(a) If Optionee ceases to be employed by the Company or one of its subsidiaries for any reason, the Company shall have the right, at any time within seven (7) months after the date of Optionee’s death, in the event Optionee dies while an employee of Company or a subsidiary of the Company, or at any time within four (4) months after the date Optionee ceases to be employed or provide other services to the Company for any other reason, to repurchase from Optionee or his personal representatives, as the case may be, all or any part of the shares purchased by Optionee pursuant to this option at the Fair Market Value of such shares on the date of repurchase (the “Repurchase Option”).

(b) A Repurchase Option shall be exercised by written notice signed by an officer of the Company. The purchase price shall be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of Optionee to the Company or in cash (by check) or both.

(c) The Company may assign its right under this Section 16.

(d) This Repurchase Option shall terminate immediately prior to the consummation of an Initial Public Offering.

17. Market Standoff Agreement. Optionee shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Stock or other securities of the Company held by Optionee (the “Restricted Securities”), during the 180-day period following the effective date of a registration statement of the Company filed under the Act (the “Lock Up Period”), or such longer period, as the underwriters or the Company shall reasonably request consistent with other shares issued in accordance with the Plan. Optionee agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Optionee’s Restricted Securities until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 15 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

18. Other Agreements. As a condition precedent to the exercise of this Option, Optionee shall be required to become a party to all applicable shareholders agreements, voting agreements, right of first refusal agreements and other agreements regarding the Stock of the Company. In the event of any conflict between the terms of this Agreement and any such shareholders agreement, voting agreement, right of first refusal agreement or other agreement the terms of such other agreement shall control and be binding on Grantee.

19. Miscellaneous.

(a) This Agreement shall be binding upon the parties to it and their representatives, successors and assigns.

(b) This Agreement shall be governed by the laws of the State of Delaware.

(c) Any requests or notices to be given under this Agreement shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof to the designated recipient, or three days after deposit thereof in the United States mail, registered, return receipt requested and postage prepaid, addressed, if to the Optionee, at the address provided below and, if to the Company, to the executive offices of the Company at its principal place of business registered with the State of Delaware (or to any successor address for the Company’s principal place of business reflected in the Company’s filings with the State of Delaware or the SEC); provided that the Optionee may change his or her address by written notice as provided in this Section 17(c).

(d) Except as permitted under the Plan, this Agreement may not be modified except in writing executed by each of the parties to it.

IN WITNESS WHEREOF, the Board has caused this Stock Option Agreement to be executed on behalf of the Company, and the Optionee has executed this Stock Option Agreement under seal, all as of the day and year first above written.

XL HYBRDS, INC.		OPTIONEE

By:
	Name:	Name:
	Title:	Address:

SCHEDULE A

TO

STOCK OPTION AGREEMENT

BETWEEN

XL HYBRIDS, INC.

AND

_______________________________

Dated: _______________

1.	Number of Shares Subject to Option: shares.

2.	This Option (Check one) [ ] is an Incentive Stock Option [ ] is a Nonqualified Stock Option.

3.	Option Exercise Price: $ per share.

4.	Date of Grant:

5.	Option Vesting Schedule:

Check one:

( )	Options are exercisable with respect to all shares on or after the date hereof.

( )	Options are exercisable with respect to the number of shares indicated below on or after the date indicated next to the number of shares:

No. of Shares	Vesting Date

6.	Option Exercise Period:

Check One:

( )	All options expire and are void unless exercised on or before , 20___.

( )	Options expire and are void unless exercised on or before the date indicated next to the number of shares:

No. of Shares	Expiration Date

7.	Effect of Termination of Employment of Optionee (if different from that provided in Sections 8, 9 and 10 of the Stock Option Agreement):

8.

Effect of Change in Control: the vesting of the Options shall accelerate such that the greater of the following shall become exercisable: (a) 50% of the remaining portion of the Options that are not then fully exercisable and (b) the portion of the Options that are not then fully exercisable which would have become exercisable in due course during the one-year period following the Change in Control.

SCHEDULE B

NOTICE OF EXERCISE

The undersigned hereby notifies XL Hybrids, Inc. (the “Company”) of this election to exercise the undersigned’s stock option to purchase                  shares of the Company’s common stock, par value $0.001 per share, pursuant to the Stock Option Agreement between the undersigned and the Company dated ________________. Accompanying this Notice is payment sufficient to pay the exercise price for the shares of common stock being purchased as set forth in the Company’s 2010 Equity Incentive Plan, together with such other documents or agreements required pursuant to the Plan.

IN WITNESS WHEREOF, the undersigned has executed this Notice, effective this _____ day of ______________, _______.

OPTIONEE [OR OPTIONEE’S
ADMINISTRATOR,
EXECUTOR OR PERSONAL
REPRESENTATIVE]

Name:
Position (if other than Optionee):

Exhibit B to

XL Hybrids, Inc.

2010 Equity Incentive Plan

Sample Form of Restricted Stock Agreement

XL HYBRIDS, INC.

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is entered into as of this          day of _________, ____, by and between XL Hybrids, Inc., a Delaware corporation (the “Company”), and _______________________________ (the “Grantee”). Capitalized terms not defined in this Agreement have the meanings ascribed to them in the 2010 Equity Incentive Plan (the “Plan”) of the Company.

(1) Effective as of the Effective Date, the Board adopted the Plan and recommended that the Plan be approved by the Company’s stockholders.

(2) The Committee has granted the Grantee an Award of _____ shares of the Company’s Stock (the “Shares”), and in consideration of the granting of the Shares the Grantee intends to remain in the employ of the Company or continue to provide services to the Company.

(3) The Company and the Grantee desire to enter into a written agreement with respect to such Award in accordance with the Plan.

As an employment or service incentive and to encourage stock ownership, and also in consideration of the mutual covenants contained in this Agreement, the parties to this Agreement agree as follows:

1. Incorporation of Plan. This Option is granted pursuant to the provisions of the Plan and the terms and definitions of the Plan are incorporated into this Agreement by reference. A copy of the Plan has been delivered to the Grantee, who acknowledges receipt of the Plan.

2. Grant of Shares. Subject to the terms, restrictions, limitations and conditions stated in this Agreement, the Company hereby evidences its grant to the Grantee, not in lieu of salary or other compensation, of the Shares. Unless otherwise provided hereunder, the Grantee’s interest in the Shares shall vest and become nonforfeitable based on the Grantee’s continued employment with or service to the Company in accordance with the following vesting schedule:

Vested Percentage	Date
0%	Date of this Agreement
___%
___%
___%

3. Rights of Grantee With Respect to Shares. On and after the date of this Agreement, the Grantee will be considered a shareholder with respect to all of the Shares. Subject to the terms of any agreement required to be executed by the Grantee pursuant to Section 14 hereof, the Grantee shall have the right to vote the Shares from and after the date hereof and to receive all dividends and other distributions with respect to such Shares from and after such date.

4. Shares Non-Transferable. Until vested in accordance with Section 2 of this Agreement, the Shares shall not be transferable by a Grantee other than by will or the laws of descent and distribution or pursuant to a Domestic Relations Order. After the Shares have vested, the Grantee may transfer such Shares provided that such transfer is not otherwise restricted by the terms of this Agreement, any other agreement required to be executed by the Grantee pursuant to Section 16 hereof, or by Applicable Laws. Any attempt to transfer or assign the Shares in violation of these transfer restrictions shall not be recognized by the Company and shall be null and void. The share certificate(s) representing the Shares shall have endorsed thereon a legend in substantially the following form: “The shares of stock represented by this certificate have been issued pursuant to that certain Restricted Stock Agreement dated __________, 20__, by and between the Company and the person whose name appears on the front hereof. These shares may not be transferred except in accordance with the provisions of such Restricted Stock Agreement, and any purported transfer in violation thereof shall be null and void. A copy of the Restricted Stock Agreement is available at the principal office of the Company.”

5. Adjustment in Number of Shares. The number of Shares subject to this Agreement are subject to adjustment during the vesting schedule set forth above in accordance with Section 5.1 of the Plan.

6. Termination of Employment or Service.

(a) In the event of the termination of the Grantee’s employment or service with the Company or any of its Subsidiaries, including termination by reason of the death or Permanent and Total Disability of the Grantee, other than a termination that is either (i) for Cause, or (ii) voluntary on the part of the Grantee and without written consent of the Company, the Grantee’s interest in [25%] of all Shares which have not vested as provided in Section 2 hereof shall automatically vest and become nonforfeitable.

(b) In the event of a termination of the Grantee’s employment or service with the Company or any of its Subsidiaries that is either (i) for Cause or (ii) voluntary on the part of the Grantee and without the written consent of the Company, the Grantee’s interest in all Shares which have not vested as provided in Section 2 hereof shall terminate immediately.

7. Section 83(b) Election. Grantee understands that Section 83(a) of the Code taxes as ordinary income the difference between the amount, if any, paid for the Shares and the fair market value of the Shares as of the date the Grantee’s interest in the Shares vests and becomes nonforfeitable. Grantee understands that Grantee may elect to be taxed at the time the Shares are acquired, rather than when and as the Grantee’s interest in the Shares vests and becomes nonforfeitable, by filing an election under Section 83(b) (“83(b) Election”) of the Code with the Internal Revenue Service within thirty (30) days from the date of acquisition, and providing a copy of such filing to the Company. Grantee understands that the decision as to whether to file an 83(b) Election involves a consideration of Grantee’s own tax situation and may have a positive or negative effect depending upon the changes in the value of the Shares following the date of this Agreement and whether such Shares vest in Grantee or are forfeited in accordance with the terms hereof. Grantee further understands that an additional copy of such 83(b) Election is required to be filed with his or her federal income tax return for the calendar year in which the date of this Agreement falls. Grantee further acknowledges and understands that it is Grantee’s sole decision as to whether to file such 83(b) Election, and neither the Company nor the Company’s legal or financial advisors shall have any obligation or responsibility with respect to such filing. Grantee acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to the acquisition of the Shares hereunder, and does not purport to be complete. Grantee further acknowledges that the Company has directed Grantee to seek independent advice regarding the applicable provisions of the Code, and the income tax laws of any municipality, state or foreign country in which Grantee may reside. Grantee assumes all responsibility for filing an 83(b) Election and paying all taxes resulting from such election or the lapse of the restrictions on the Shares.

8. Effect of Change in Control: the vesting of the Shares shall accelerate such that the greater of the following shall become exercisable: (a) 50% of the remaining portion of the Shares that are not then fully exercisable and (b) the portion of the Shares that are not then fully exercisable which would have become exercisable in due course during the one-year period following the Change in Control.

9. Section 280G Cutback. Notwithstanding anything contained herein to the contrary, if it is determined that the aggregate amount of payments or benefits to be made or provided to Grantee under this Agreement, when considered together with any other amounts payable to Grantee as a result of a Change in Control, cause such benefits or payments to be treated as “excess parachute payments” within the meaning of Section 280G of the Code, the Company shall reduce such payments or benefits to the least extent possible so that Grantee will not be subject to the imposition of tax under Section 4999 of the Code.

10. Compliance with Regulatory Matters. The Grantee acknowledges that the issuance of Stock of the Company is subject to limitations imposed by federal and state law and the Grantee hereby agrees that the Company shall not be obligated to issue any shares of Stock under this Agreement that would cause the Company to violate any law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the SEC) having jurisdiction over the affairs of the Company. The Grantee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Stock complies with the provisions described by this Section 9.

11. Company Right of First Refusal.

(a) All shares of Stock issued under this Agreement shall be subject to the following right of first refusal until immediately prior to the consummations of the first public offering by the Company of its Stock pursuant to an offering registered under the Securities Act of 1933 (an “Initial Public Offering”).

(b) The Grantee, including his or her heirs, assigns, executors, or administrators, or recipient of shares of Stock by other than a sale subject to this right of first refusal and his desiring to sell any shares of Stock (the “Seller”) shall first offer such shares to the Company in the following manner: the Seller shall notify the President of the Company in writing of the Seller’s desire to sell the Shares, which notice shall contain the price and terms at which the Seller is willing to sell and the name of the proposed purchaser. All such offers must require payment in cash, and must allow the Company at least forty-five (45) days from the receipt of such notification in which to consummate the purchase. The Company shall have thirty (30) days after receipt of such notification by the President either to accept or to reject the offer. The Company shall have the right to purchase all, but not less than all, of the offered shares on the terms offered. Failure of the Company either to accept or reject the offer in writing within the 30-day period shall constitute a rejection of the offer. An acceptance by the Company shall be timely given if mailed by registered mail within the 30-day period to the most recent address of the record holder of the Shares in the stock records of the Company.

(d) In the event the Company rejects the offer, the Seller may, at any time during the period of sixty (60) days following such rejection, dispose of the offered shares upon the terms and conditions set forth in the notice to the President, but may not otherwise or thereafter do so without again complying with the foregoing rights of first refusal. In the event the Company accepts the offer, but fails to perform according to the terms of the offer, the Seller’s sole remedy shall be that the offered shares shall no longer be subject to the foregoing rights of first refusal.

No shares shall be transferred on the books of the Company unless the foregoing provisions have been complied with, but the Company, with the approval of the Board, may in any particular instance or instances waive these provisions with respect to any present or future sale, provided such waiver is in writing.

12. Company Repurchase Right.

(e) If Grantee ceases to be employed by the Company or one of its subsidiaries for any reason, the Company shall have the right, at any time within seven (7) months after the date of Grantee’s death, in the event Grantee dies while an employee of Company or a subsidiary of the Company, or at any time within four (4) months after the date Grantee ceases to be employed or provide other services to the Company for any other reason, to repurchase from Optionee or his personal representatives, as the case may be, all or any part of the shares purchased by Optionee pursuant to this option at the Fair Market Value of such shares on the date of repurchase (the “Repurchase Option”).

(f) A Repurchase Option shall be exercised by written notice signed by an officer of the Company. The purchase price shall be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of Grantee to the Company or in cash (by check) or both.

(g) The Company may assign its right under this Section 12.

(h) This Repurchase Option shall terminate immediately prior to the consummation of an Initial Public Offering.

13. Market Standoff Agreement. Grantee shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Stock or other securities of the Company held by Grantee (the “Restricted Securities”), during the 180-day period following the effective date of a registration statement of the Company filed under the Act (the “Lock Up Period”), or such longer period, as the underwriters or the Company shall reasonably request consistent with other shares issued in accordance with the Plan. Grantee agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Grantee’s Restricted Securities until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

14. Other Agreements. As a condition precedent to the receipt of the Shares pursuant to this Agreement, Grantee shall be required to become a party to all applicable shareholders agreements, voting agreements, right of first refusal agreements and other agreements regarding the Stock of the Company. In the event of any conflict between the terms of this Agreement and any such shareholders agreement, voting agreement, right of first refusal agreement or other agreement the terms of such other agreement shall control and be binding on Grantee.

15. Miscellaneous.

(a) This Agreement shall be binding upon the parties to it and their representatives, successors and assigns.

(b) This Agreement shall be governed by the laws of the State of Delaware.

(c) Any requests or notices to be given under this Agreement shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof to the designated recipient, or three days after deposit thereof in the United States mail, registered, return receipt requested and postage prepaid, addressed, if to the Grantee, at the address provided below and, if to the Company, to the executive offices of the Company at its principal place of business registered with the State of Delaware (or to any successor address for the Company’s principal place of business reflected in the Company’s filings with the State of Delaware or the SEC); provided that the Grantee may change his or her address by written notice as provided in this Section 12(c).

(d) Except as permitted under the Plan, this Agreement may not be modified except in writing executed by each of the parties to it.

IN WITNESS WHEREOF, the Board has caused this Restricted Stock Agreement to be executed on behalf of the Company, and the Grantee has executed this Restricted Stock Agreement under seal, all as of the day and year first above written.

XL HYBRIDS, INC.		GRANTEE

By:
	Name:	Name:
	Title:	Address: